EXHIBIT 4.3.1


                        [Form of Trust Supplement]


          This Trust Supplement No. ____-____, dated as of March __, 1994 (herein called the "Trust Supplement"), between Smith's Food & Drug Centers, Inc., a Delaware corporation (the "Company"), and Wilmington Trust Company, a Delaware banking corporation (the "Trustee"), to the Pass Through Trust Agreement, dated as of December 21, 1993, between the Company and the Trustee (the "Basic Agreement").

                      W I T N E S S E T H:

          WHEREAS, the Company and the Trustee have heretofore executed and delivered the Basic Agreement, unlimited as to the aggregate principal amount of Certificates (unless otherwise specified herein, capitalized terms used herein without definition having the respective meanings specified heretofore in the Basic Agreement) which may be issued thereunder;

          WHEREAS, the Owner Trustee, acting on behalf of an Owner Participant, will issue, on a non-recourse basis, Notes, among other things, to finance the outstanding debt portion of the purchase price of each Property purchased by such Owner Trustee and leased to the Company pursuant to the related Lease;

          WHEREAS, pursuant to the terms and conditions of the Basic Agreement as supplemented by this Trust Supplement (the "Agreement"), the Trustee shall purchase such Notes issued by such Owner Trustee of the same tenor as the Certificates issued hereunder and shall hold such Notes in trust for the benefit of the Certificateholders;

          WHEREAS, all of the conditions and requirements necessary to make this Trust Supplement, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done, performed and fulfilled, and the execution and delivery of this Trust Supplement in the form and with the terms hereof have been in all respects duly authorized;

          WHEREAS, this Trust Supplement is subject to the provisions of the Trust Indenture Act of 1939, as amended, and shall, to the extent applicable, be governed by such provisions;


          NOW THEREFORE, in consideration of the premises herein, it is agreed between the Company and the Trustee as follows:


                           ARTICLE I
                        THE CERTIFICATES

          Section 1.01. The Trust and Certificates. (a) The Trustee hereby declares the creation of this Trust (the "___-___ Trust") for the benefit of the Certificateholders, and the initial Certificateholders as the grantors of the ___-___ Trust, by their respective acceptances of the Certificates, join in the creation of this ___-___ Trust with the Trustee; and (b) there is hereby created a series of Certificates to be issued under the Agreement to be distinguished and known as "Pass Through Certificates, Series ____-____" (hereinafter defined as the "Series ____-____ Certificates"). Each Certificate represents a Fractional Undivided Interest in the ____-____ Trust created hereby. The terms and conditions applicable to the Series ____-____ Certificates are as follows:

          1. The aggregate principal amount of the Series ___-___ Certificates that shall be authenticated under the Agreement (except for Series ___-___ Certificates, if any, authenticated and delivered pursuant to Section 3.03, 3.04 and 3.05 of the Basic Agreement) upon
     their initial issuance is $          .

          2.  The Cut-off Date is June 2, 1994.

          3. The Regular Distribution Dates with respect to any payment of Scheduled Payments means each January 2 and July 2, commencing
                , 199_ until payment of all of the Scheduled Payments to be made under the Notes has been made.

          4. The Scheduled Payments shall be as set forth in Schedule 1 hereto.

          5. The Special Distribution Dates are as follows: (i) when used with respect to the redemption or purchase of any Notes, the day (which shall be a Business Day) on which such redemption or purchase is scheduled to occur pursuant to the terms of the applicable Indenture and (ii) when used with respect to a Special Payment other than as described in clause (i) above, 20 days after the last date on which the Trustee must give notice pursuant to Section 4.02(c) of the Basic Agreement (or the next Business Day after such 20th day if such date is not a Business Day).

          6. The Series ____-____ Certificates shall be in the form attached hereto as Exhibit A. The Series ____-____ Certificates shall be Book-Entry Certificates and shall be subject to the conditions set forth in the Letter of Representations between the Company and the Clearing Agency attached hereto as Exhibit B.

          7. The proceeds of the Series ____-____ Certificates shall be used to purchase the Notes in the principal amounts specified below:

                              Principal
            Note               Amount            Maturity






          8.  The Owner Trustee, acting on behalf of an Owner
     Participant, will issue on a non-recourse basis, the related Notes, the proceeds of which shall be used, among other things, to finance or refinance all or a portion of the outstanding debt portion of the purchase price of the following Properties:


                          ARTICLE II
                         DEFINITIONS

          Section 2.01. Definitions. For all purposes of the Basic Agreement as supplemented by this Trust Supplement, the following capitalized term has the following meaning:

          Specified Investments: With respect to any Trust, means (i) obligations of, or guaranteed by, the United States Government or agencies thereof, (ii) open market commercial paper of any corporation incorporated under the laws of the United States of America or any State thereof rated at least P-2 or its equivalent by Moody's Investors Service, Inc. or at least A-2 or its equivalent by Standard & Poor's Corporation, (iii) certificates of deposit issued by commercial banks organized under the laws of the United States or of any political subdivision thereof having a combined capital and surplus in excess of $500,000,000 which banks or their holding companies have a rating of A or its equivalent by Moody's Investment Service, Inc. or Standard & Poor's Corporation; provided, however, that the aggregate amount at any one time so invested in certificates of deposit issued by any one bank shall not exceed 5% of such bank's capital and surplus, (iv) U.S. dollar denominated offshore certificates of deposit issued by, or offshore time deposits with, any commercial bank described in (iii) or any subsidiary thereof and (v) repurchase agreements with any financial institution having combined capital and surplus of at least $500,000,000 with any of the obligations described in (i) through (iv) as collateral; provided that if all of the above investments are unavailable, the entire amounts to be invested may be used to purchase federal funds from an entity described in clause (iii) above; and provided further that no investment shall be eligible as a "specified investment" unless the final maturity date or date of return of such investment is on or before (x) the scheduled date for the purchase of such Notes, or (y) if no date has been scheduled for the purchase of such Notes, the next business day, or (z) if the Company has given notice that such Notes will not be purchased, the next applicable Special Distribution Date. Earnings on such investments in the escrow account for each Trust will be paid to the Company periodically, and the Company will be responsible for any losses.

                         ARTICLE III
                         THE TRUSTEE

          Section 3.01.  The Trustee.  The Trustee shall not be
responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Trust Supplement or the due execution hereof by the Company.

          Except as herein otherwise provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed by the Trustee by reason of this Trust Supplement other than as set forth in the Basic Agreement, and this Trust Supplement is executed and accepted on behalf of the Trustee, subject to all the terms and conditions set forth in the Basic Agreement, upon the effectiveness thereof, as fully to all intents as if the same were herein set forth at length.


                          ARTICLE IV
                   MISCELLANEOUS PROVISIONS

          Section 4.01. Basic Agreement Ratified. Except and so far as herein expressly provided, all of the provisions, terms and conditions of the Basic Agreement are in all respects ratified and confirmed; and the Basic Agreement and this Trust Supplement shall be taken, read and construed as one and the same instrument.

          Section 4.02. GOVERNING LAW. THIS TRUST SUPPLEMENT AND THE SERIES ____-____ CERTIFICATES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          Section 4.03.  Execution in Counterparts.  This Trust
Supplement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

          Section 4.04 Notices. Whenever the Trustee shall receive any notice pursuant to or in respect of the Agreement, the Trustee shall promptly deliver a copy of such notice to Moody's Investor Service, Inc. at ___________ and to Standard & Poor's Corporation at ____________.

          IN WITNESS WHEREOF, the Company and the Trustee have caused this Trust Supplement to be duly executed by their respective officers thereto duly authorized, as of the day and year first written above.

                                  SMITH'S FOOD & DRUG
                                    CENTERS, INC.


                                  By:
                                      Name:
                                      Title:



                                  WILMINGTON TRUST COMPANY,
                                      as Trustee


                                  By:
                                      Name:
                                      Title:


                           EXHIBIT A


                     FORM OF CERTIFICATE


          Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC") to Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.



   SMITH'S FOOD & DRUG CENTERS ____-____ PASS THROUGH TRUST

                         Pass Through
                Certificate, Series ____-____

                 Issuance Date:

            Final Distribution Date:

               Evidencing A Fractional Undivided Interest In the ___-___ Trust, The Property Of Which Includes Certain Notes Each Secured By A Property Leased To Smith's Food & Drug Centers, Inc.

Certificate
No.                $              Fractional Undivided
                                       Interest representing 0.   % of the
              Trust per $1,000 of Face Amount

         THIS CERTIFIES THAT                       , for value received, is
the registered owner of a Fractional Undivided Interest in the amount of $ (the "Face Amount") in the Smith's Food & Drug Centers ____-____ Pass Through Trust (the "Trust") created by Wilmington Trust Company, a Delaware banking corporation, as trustee (the "Trustee"), pursuant to a Pass Through Trust Agreement, dated as of December 21, 1993 (the "Basic Agreement"), as supplemented by Trust Supplement No. ____-____ thereto, dated as of ________ __, 199_ (collectively, the "Agreement"), between the Trustee and Smith's Food & Drug Centers, Inc., a corporation incorporated under Delaware law (the "Company"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "Pass Through Certificates, ____- ____" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Certificateholder of this Certificate by virtue of the acceptance hereof assents and by which such Certificateholder is bound.
The property of the Trust includes certain Notes (the "Trust Property"). Each issue of the Notes is secured by a security interest in an aircraft leased to the Company.

         Each of the Certificates represents a Fractional Undivided Interest in the Trust and the Trust Property and has no rights, benefits or interest in respect of any other separate trust established pursuant to the terms of the Basic Agreement for any other series of certificates issued pursuant thereto. The undivided percentage interest in the Trust represented by each of this Certificate (as specified above) and the other Pass Through Certificates, Series ____-____, was determined on the basis of
(x) the aggregate of the Face Amount of this Certificate (as specified above) and of the other Pass Through Certificates, Series ____-____ and (y) the aggregate original principal amounts of the Notes constituting the Trust Property.

         Subject to and in accordance with the terms of the Agreement, from funds then available to the Trustee, there will be distributed on each __________ and _____ (a Regular Distribution Date"), commencing on
       , 199_, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Regular Distribution Date, an amount in respect of the Scheduled Payments on the Notes due on such Regular Distribution Date, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement, in the event that Special Payments on the Notes are received by the Trustee, from funds then available to the Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Special Distribution Date, an amount in respect of such Special Payments on the Notes, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. If a Regular Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day with the same force and effect as if made on such Regular Distribution Date or Special Distribution Date and no interest shall accrue during the intervening period. The Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Certificateholder of this Certificate.

         Distributions on this Certificate will be made by the Trustee by check mailed to the Person entitled thereto, without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in such notice.

         The Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, the Company or the Trustee or any affiliate thereof. The Certificates are limited in right or payment, all as more specifically set forth herein and in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Certificateholder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Certificateholder as provided in the Agreement. This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust. Any such consent by the Certificateholder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Certificateholders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations set forth, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Registrar, or by any successor Registrar, in the Borough of Manhattan, the City of New York, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar duly executed by the Certificateholder hereof or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in minimum denominations of $1,000 Fractional Undivided Interests and integral multiples thereof. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust, as requested by the Certificateholder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

         The Trustee, the Registrar, and any agent of the Trustee or the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Registrar, nor any such agent shall be affected by any notice to the contrary.

         The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.

         THE AGREEMENT AND THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS
PROVISIONS OF THE STATE OF NEW YORK.

         Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                             SMITH'S FOOD & DRUG CENTERS
                               ____-____ PASS THROUGH TRUST

                             By:  WILMINGTON TRUST COMPANY,
                              as Trustee


                             By:
                             Title:



    [FORM OF THE TRUSTEE'S CERTIFICATE OF AUTHENTICATION]


           This is one of the Certificates referred to in the within-mentioned Agreement.


                                                       WILMINGTON TRUST
                              COMPANY,
                              as Trustee


                              By:
                                  Authorized Officer

                           EXHIBIT B


             [FORM OF LETTER OF REPRESENTATIONS]

                          SCHEDULE 1


   Regular Distribution Date              Scheduled Payment

                           FORM OF
                TRUST SUPPLEMENT NO. ____-____
                DATED AS OF MARCH      , 1994
                              TO
                      PASS THROUGH TRUST
                          AGREEMENT
                DATED AS OF DECEMBER 21, 1993






              SMITH'S FOOD & DRUG CENTERS, INC.
                             AND
                  WILMINGTON TRUST COMPANY,
                          AS TRUSTEE







                         $

    % SMITH'S FOOD & DRUG CENTERS ____-____ Pass Through Trust

         PASS THROUGH CERTIFICATES, SERIES ____-____
                TRUST SUPPLEMENT NO. ____-____
                   DATED AS OF MARCH, 1994

          Series ____-____ Pass Through Certificates



                      Table of Contents




                          ARTICLE I
                       THE CERTIFICATES
                                                          Page

Section 1.01                       The Trust and Certificates    2


                          ARTICLE II
                         DEFINITIONS

Section 2.01                                       Definitions   3


                         ARTICLE III
                         THE TRUSTEE


Section 3.01                                      The Trustee    4


                          ARTICLE IV
                   MISCELLANEOUS PROVISIONS

Section 4.01                        Basic Agreement Ratified .   4

Section 4.02                                    Governing Law    5

Section 4.03                        Execution in Counterparts    5

Section 4.04                                           Notices   5

Exhibit A Form of Certificate
Exhibit B Form of Letter of Representations
Schedule 1     Scheduled Payments